UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2024

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224 6427

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

“At-the-Market” Equity Offering Program

On December 4, 2024, Hut 8 Corp., a Delaware corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated as of December 4, 2024 (the “Sales Agreement”) with each of Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc. and Canaccord Genuity Corp. (the “Canadian Agents”, and together with the U.S. Agents, the “Agents”), pursuant to which the Company may, from time to time at its option to or through any of the U.S. Agents, acting as agent and/or principal, offer and sell an indeterminate number of shares of its common stock, par value $0.01 per share (the “Common Stock”).

On December 4, 2024, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) relating to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-283579), filed with the SEC on December 4, 2024, under which the Company may offer and sell Common Stock having an aggregate offering price of up to $500,000,000 (the “Shares”) to or through the Agents pursuant to the Sales Agreement.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, or by any other method permitted by law. The Company may in the future make sales of the Shares under the Sales Agreement in Canada to or through the Canadian Agents, subject to certain terms and conditions set forth therein including the filing of a prospectus in each of the provinces and territories of Canada qualifying the Shares in “at-the-market” offerings under Canadian securities laws. Each Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to the Agents for sales of Shares pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds for any Shares sold to or through them. The Sales Agreement may be terminated by the Company or the Agents in accordance with the terms therein.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On December 4, 2024, the Company entered into a Registration Rights Agreement, dated as of December 4, 2024 (the “Registration Rights Agreement”), with Coatue Tactical Solutions Lending Holdings AIV 3 LP (“Coatue,” and collectively with Coatue’s successors and any person that becomes a party to the Registration Rights Agreement, the “Investors,” and each, an “Investor”) with respect to certain registration rights of the Investor relating to shares of Common Stock that may be issued to the Investor pursuant to the terms of the Company’s 8.00% convertible note due 2029, issued June 28, 2024 in an initial aggregate principal amount of $150 million (the “Underlying Shares”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC and maintain effective a resale shelf registration statement, or file a prospectus supplement to an effective registration statement, as soon as reasonably practicable after the Investor’s request, to cover the sale or distribution from time to time of the Underlying Shares, as well as that the Investor shall have certain demand and piggyback registration rights, each subject to terms and conditions set forth in the Registration Rights Agreement. In addition, the Investor has the right to demand the Company register underwritten offerings of any or all of the Underlying Shares, subject to certain conditions and exceptions set forth in the Registration Rights Agreement. The Company will generally pay all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement, other than underwriting or selling discounts and commissions, if any, relating to the sale of Common Stock under the Registration Rights Agreement.

The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Stock Repurchase Program

On December 4, 2024, the Company announced, with the approval of the board of directors of the Company, a stock repurchase program (the “Stock Repurchase Program”) permitting, but not obligating, the repurchase of up to $250.0 million of the Company’s issued and outstanding Common Stock from time to time. The Company may repurchase up to 4,683,936 shares of Common Stock (representing 5.0% of the current issued and outstanding Common Stock) over the next twelve months. The Company expects that any repurchases pursuant to the Stock Repurchase Program in this period will be made through the facilities of the Nasdaq Global Select Market at prevailing market prices, in accordance with applicable securities laws. The Stock Repurchase Program does not require the Company to repurchase any minimum number of shares of Common Stock. The timing and extent to which the Company may repurchase Common Stock will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases of Common Stock may be commenced or suspended by the Company at any time without prior notice to its stockholders.

Ionic Management Services Agreement Notice

On November 26, 2024, Ionic Digital Inc. (“Ionic”) sent a letter to U.S. Data Management Group, LLC (“Manager”), a subsidiary of the Company, providing notice that Ionic was terminating the Amended and Restated Management Services Agreement, dated June 19, 2024 (“A&R MSA”), for cause effective December 10, 2024.  On November 29, 2024, Manager and the Company responded by rejecting that Ionic had any cause to terminate the A&R MSA, providing a detailed rebuttal to Ionic’s letter, and highlighting Ionic’s bad faith in attempting to terminate the A&R MSA shortly after Manager is scheduled to complete Ionic’s centerpiece Cedarvale mining facility in the coming days. On December 1, 2024, Ionic responded to the letter, reaffirming its position and notice of termination described above. The Company believes that Ionic’s claim of cause to terminate the A&R MSA is meritless, and the Company will vigorously enforce both its rights and the rights of Manager.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated December 4, 2024, among the Company and Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC, Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc. and Canaccord Genuity Corp.

1.2	Registration Rights Agreement, dated December 4, 2024, between Hut 8 Corp. and Coatue Tactical Solutions Lending Holdings AIV 3 LP.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Shares.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
Date: December 4, 2024

By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer and Secretary